Exhibit 99.2

Opteum Financial
Services, LLC and
Subsidiaries

Condensed Consolidated Financial Statements as of
August 31, 2005, and for the Nine Months Ended
August 31, 2005 and 2004 (Unaudited)

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF AUGUST 31, 2005 AND FOR
THE NINE MONTHS ENDED AUGUST 31, 2005 AND 2004 (UNAUDITED):

Balance Sheet	2

Statements of Income	3

Statements of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5–19

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

 AUGUST 31, 2005

2005

ASSETS

Cash and cash equivalents	$9,050,770
Mortgage loans held for sale	582,967,366
Retained interests, trading	86,154,057
Other trading securities—at fair value	3,906,000
Mortgage servicing rights	102,160,556
Other assets	18,603,161

TOTAL	$802,841,910

LIABILITIES AND MEMBERS’ CAPITAL

Warehouse lines of credit	549,119,756
Other secured borrowings	115,460,935
Drafts payable	15,088,034
Subordinated debt	7,500,000
Loans from members	10,833,000
Accounts payable and other liabilities	24,842,919
Total liabilities	722,844,644

MINORITY INTEREST	12,157

COMMITMENTS AND CONTINGENCIES (Note 9)

MEMBERS’ CAPITAL:
Total members’ capital	79,985,109
Total liabilities and members’ capital	$802,841,910

See notes to condensed consolidated financial statements.

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

NINE MONTHS ENDED AUGUST 31, 2005 AND 2004

	August 31,	August 31,
	2005	2004
REVENUES:
Interest income	$41,357,599	$21,003,585
Interest expense	(33,285,801)	(9,827,638)
Net interest margin	8,071,798	11,175,947
Gain on sales of mortgage loans—net of certain fees and costs of $43,370,664 and $36,799,517 in 2005 and 2004, respectively	80,234,817	58,589,544
Management fee income	1,680,132	4,581,692

Servicing fee income	17,555,455	8,088,720
Amortization of mortgage servicing rights	(15,900,623)	(7,775,787)
Impairment of mortgage servicing rights	(6,753,021)	(374,663)
Net servicing loss	(5,098,189)	(61,730)

Total net revenues	84,888,558	74,285,453

EXPENSES:
Salaries, commissions and benefits—net	28,787,573	22,421,818
Advertising and marketing	5,145,714	5,452,613
Valuation allowance	5,900,013	4,201,085
Other interest expense	10,997,786	4,685,969
Professional fees	3,347,366	3,237,618
Occupancy and related expenses	4,550,142	3,362,191
Depreciation	2,364,741	2,057,289
Other operating and administrative expense	14,265,573	7,784,701
Total operating expenses	75,358,908	53,203,284

Income before minority interest from continuing operations	9,529,650	21,082,169
Minority interest	60,243	15,188

Income from continuing operations	9,589,893	21,097,357

Income from discontinued operations	4,747,864	12,996,709
Net Income	$14,337,757	$34,094,066

See notes to condensed consolidated financial statements.

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

NINE MONTHS ENDED AUGUST 31, 2005 AND 2004

	2005	2004
OPERATING ACTIVITIES:
Net income	$14,337,757	$34,094,066
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,364,741	2,057,289
Amortization of mortgage servicing rights	15,900,623	7,775,787
Impairment of mortgage servicing rights	6,753,021	374,663
Capitalization of mortgage servicing rights	(45,613,089)	(32,481,362)
Valuation allowance	5,900,013	4,201,085
Minority interest in income of discontinued operation	4,747,864	12,996,709
Minority interest in income of subsidiary	(60,243)	(15,188)
Investment in retained interests, trading	(51,795,883)	(12,679,728)
Change in fair value of retained interest, trading	(6,138,409)
Changes in assets and liabilities:
Purchase and origination of mortgage loans held for sale	(4,850,884,623)	(3,386,801,374)
Sale of mortgage loans held for sale	5,001,456,838	2,826,472,817
Trading securities	100,000
Other assets	3,272,280	(15,878,842)
Accounts payable and other liabilities	(35,253)	(9,052)
Due to affiliates	(3,558,818)	23,563,677
Net changes of discontinued operations - operating activities	—	(111,466,382)
Net cash provided by (used in) in operating activities	96,746,819	(647,795,835)

INVESTING ACTIVITIES:
Purchases of fixed assets	(3,007,966)	(3,854,895)
Net changes of discontinued operations - investing activities	—	(1,996,506)
Net cash used in investing activities	(3,007,966)	(5,851,401)

FINANCING ACTIVITIES:
Warehouse lines of credit borrowings—net	(84,169,349)	532,647,290
Drafts payable	1,977,021	11,725,334
Contributed (distributed) capital	—	300,000
Proceeds from repurchase facilities	1,820,000	—
Loans from members	1,600,000	16,450,000
Distributions to members	(6,930,294)	(3,490,109)
Distributions to minority interest of discontinued operations	(3,975,000)	(9,024,978)
Net changes of discontinued operations - financing activities	—	104,669,471
Net cash (used in) provided by financing activities	(89,677,622)	653,277,008

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,061,231	(370,228)
CASH AND CASH EQUIVALENTS—Beginning of period	4,989,539	2,646,170
CASH AND CASH EQUIVALENTS—End of period	$9,050,770	$2,275,942

SUPPLEMENTAL DISCLOSURE-Interest paid	$45,606,723	$13,787,735

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES OF DISCONTINUED OPERATIONS (NOTE 4):
Decrease in operating activities of discontinued operations	$(397,703,549)	$—
Decrease in investing activities of discontinued operations	$(4,534,656)	$—
Decrease in financing activities of discontinued operations	$360,796,899	$—
Decrease in minority interest of discontinued operations	$21,486,015	$—
Decrease in due to members	$21,500,000	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES :
Conversion of members equity to loans to members	$3,500,000	$—

See notes to condensed consolidated financial statements

OPTEUM FINANCIAL SERVICES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

AS OF AUGUST 31, 2005 AND FOR THE NINE MONTHS ENDED AUGUST 31, 2005 AND 2004

1.               BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of Opteum Financial Services, LLC and subsidiaries (the “Company”) are prepared on the accrual basis of accounting. The Company exercises control over its less than 100% owned subsidiaries; therefore, their balances and operations have been consolidated in the accompanying consolidated financial statements, and all intercompany accounts and transactions have been eliminated.

The accompanying condensed consolidated interim financial statements have been prepared without audit and in the opinion of management; the condensed consolidated interim financial statements contain all adjustments, consisting only of normal recurring adjustments, considered necessary for the fair presentation of the interim periods presented. The results of operations for the nine month periods ended August 31, 2005 and 2004 are not necessarily indicative of the results of operations to be expected for the fiscal years ending November 30, 2005 and 2004.

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with the accounting principals generally accepted in the United States of America (“GAAP”) have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this filing.

Our consolidated financial statements for the year ended November 30, 2004, included in this filing contains a summary of our significant accounting policies. There have been no material changes since November 30, 2004, nor have there been any new accounting pronouncements pending adoption that would have a significant impact on our condensed consolidated financial statements, except as disclosed herein.

We are responsible for the unaudited condensed consolidated financial statements included in this document.  The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financials statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.              MORTGAGE LOANS HELD FOR SALE, NET

Mortgage loans held for sale represent mortgage loans originated and held pending sale to investors. The mortgages are carried at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. The Company generally sells loans with servicing rights retained. Gains or losses on such sales are recognized at the time legal title transfers to the investor based upon the difference between the sales proceeds from the final investor and the allocated basis of the loan sold, adjusted for net deferred loan fees and certain direct costs and selling costs. The Company defers net loan origination costs and fees as a component of the loan balance on the balance sheet. Such costs are not amortized and are recognized into income as a component of the gain or loss upon sale.

Upon the closing of a residential mortgage loan or shortly thereafter, the Company will securitize the majority of its mortgage loan originations. The Company also sells mortgage loans insured or guaranteed by various government-sponsored entities and private insurance agencies. The insurance or guaranty is provided primarily on a nonrecourse basis to the Company, except where limited by the Federal Housing Administration and Veterans Administration and their respective loan programs. At August 31, 2005, the Company serviced approximately $8,707,000,000 of mortgage loans sold into the secondary market.

Mortgage loans held for sale consist of the following as of August 31:

2005

Mortgage loans held for sale	$573,705,797
Deferred loan origination costs—net	9,855,541
Valuation allowance	(593,972)

$582,967,366

3.              RETAINED INTEREST, TRADING

Subordinated interests retained represent the over-collateralization and net interest spread, which represents the estimated cash-flows to be received from the trust in the future from mortgage loan securitizations structured as sales in accordance with Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”). Generally, to meet the sale treatment requirements of SFAS 140, the REMIC Trust is structured as a “qualifying special purpose entity” or QSPE, which specifically limits the trust’s activities, and the Company surrenders control over the mortgage loans upon their transfer to the REMIC Trust. All of the Company’s securitization issues were accounted for as a sale under SFAS 140. The subordinated interests retained are classified as “trading securities” and are reported at fair value with unrealized gains or losses reported in earnings.

Valuation of Investments—The Company classifies its subordinated interests retained as trading securities and therefore records these securities at their estimated fair value. To value the unrated, unquoted, investments the Company will record these assets at their estimated fair value utilizing either a) pricing available directly from dealers or b) a present value calculated by projecting the future cash flows of an investment on a publicly available analytical system using assumptions that management believes an independent willing buyer would use to acquire these assets.

The Company did not receive any cash from their retained interests during the periods ended August 31, 2005 and 2004. The following table summarizes the Company’s interests in securitizations as of August 31, 2005:

Series	Issue Date	Value

HMAC 2004-1	March 4, 2004	$4,771,726
HMAC 2004-2	May 10, 2004	3,737,641
HMAC 2004-3	June 30, 2004	2,054,841
HMAC 2004-4	August 16, 2004	5,342,620
HMAC 2004-5	September 28, 2004	6,754,122
HMAC 2004-6	November 17, 2004	12,728,931
OpteMac 2005-1	January 27, 2005	13,075,761
OpteMac 2005-2	April 4, 2005	11,169,937
OpteMac 2005-3	June 13, 2005	15,584,554
OpteMac 2005-4	August 23, 2005	10,933,924
Total		$86,154,057

Key economic assumptions used in measuring the fair value of retained interests at the date of securitization resulting from securitizations completed during 2005 and 2004 were as follows:

2005
Prepayment speeds	28.35%
Weighted-average-life	2.93
Expected credit losses	.905%
Discount rates	15.172%
Interest rates	Forward LIBOR Yield curve

At August 31, 2005, key economic assumptions and the sensitivity of the current fair value of residual cash flows to the immediate 10 percent and 20 percent adverse change in those assumptions are as follows:

Balance Sheet Carrying value of retained interests – fair value	$86,154,057
Weighted average life (in years)	2.53 years

Prepayment assumption (annual rate)	32.05%
Impact on fair value of 10% adverse change	(8,599,000)
Impact on fair value of 20% adverse change	(15,052,000)
Expected Credit losses (annual rate)	.825%
Impact on fair value of 10% adverse change	(3,121,000)
Impact on fair value of 20% adverse change	(6,880,000)
Residual Cash-Flow Discount Rate	13.94%
Impact on fair value of 10% adverse change	(2,617,000)
Impact on fair value of 20% adverse change	(5,726,000)
Interest rates on variable and adjustable loans and bonds	Forward LIBOR Yield Curve
Impact on fair value of 10% adverse change	(13,986,000)
Impact on fair value of 20% adverse change	(27,390,000)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based upon a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of the variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption.  In reality, changes in one factor may result in changes in another which may magnify or counteract the sensitivities. To estimate the impact of a 10% and 20% adverse change of the Forward LIBOR curve, a parallel shift in the forward LIBOR curve was assumed based on the Forward LIBOR curve at August 31, 2005.

Static pool losses are calculated by summing the actual and projected future credit losses and dividing them by the original balance of each pool of assets. The amount shown here for each year is calculated based upon all securitizations occurring in that year.

Actual and Projected	Residential Mortgage Loans Securitized In:
Credit Losses (%) as of :	2005	2004
August 31, 2005	0.843%	0.818%
August 31, 2004	NA	1.33%

The table below summarizes certain cash flows received from and paid to securitization trusts:

	For the period ended August 31
	2005	2004
Proceeds from new securitizations	$3,831,200,000	$1,588,159,000
Servicing fees received	7,879,000	837,000
Servicing advances	431,000	12,000
Repayments of servicing advances	227,000	8,000

The following information presents quantitative information about delinquencies and credit losses on securitized financial assets ($ in millions):

			Principal Amount of
	Total Principal		Loans 60 or more
	Amount of Loans		days Past Due		Net Credit Losses
Type of loan:	2005	2004	2005	2004	2005	2004
Mortgage Loans	$5,485.6	$1,481.8	$8.0	$4.3	$0.5	$0

4.              DISCONTINUED OPERATIONS

In August of 2005, the Company transferred its 50% ownership interest in SouthStar Funding (“SouthStar”) to the owners of the Company for $21,500,000, which represented the Company’s basis in SouthStar at the transfer date.  In connection with the transfer, the Company reduced their Loans from members by the same amount. Subsequent to the transaction, the Company converted from a Partnership to an S-Corporation.  The Company does not expect the conversion to be a taxable event.  The conversion did not have an impact on the Company’s income.

SFAS No. 144 requires discontinued operations presentation for disposals of a “component” of an entity.  In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of income to reflect income and expenses for its distribution of the Company’s ownership of SouthStar Funding, which occurred on July 31, 2005, as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to SouthStar Funding as assets related to discontinued operations and liabilities related to discontinued operations. At August 31, 2005 there are no undistributed assets or remaining liabilities of SouthStar Funding in the Company’s financial statements.

The results of operations of the assets related to discontinued operations for the years ended August 31, 2005 and 2004 are as follows:

	For the Period Ended August 31,
(Amounts in thousands)	2005	2004
Total revenues	$49,449,687	$55,508,990
Total expenses	39,953,958	29,515,572
Income from discontinued operations before minority interest	9,495,729	25,993,418
Minority interest	(4,747,865)	(12,996,709)
Income from discontinued operations	$4,747,864	$12,996,709

5.              MORTGAGE SERVICING RIGHTS

The Company recognizes mortgage serving rights (“MSR”) as an asset when separated from the underlying mortgage loans, upon the sale of the loans. Upon sale of a loan, the Company measures the retained MSRs by allocating the total cost of originating a mortgage loan between the loan and the servicing right based on their relative fair values. Gains or losses on the sale of MSRs are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies. MSRs are carried at the lower of cost, less accumulated amortization, or fair value. MSRs are amortized in proportion to, and over the period of, the estimated future net servicing income.

Activities for mortgage servicing rights are summarized as follows at August 31 2005:

2005

Balance at beginning of year:	$79,201,110
Additions	45,613,089
Amortization	(15,900,623)
Impairment	(6,753,020)

Balance at end of period	$102,160,556

Activities in the valuation reserve for mortgage servicing rights are as follows:

	2005	2004

Balance at beginning of year:	$4,248,409	$—
Impairment charges	6,992,613	2,363,171
Recoveries	(239,592)	(1,988,508)

Balance at end of period	$11,001,430	$374,663

At August 31, 2005, key economic assumptions and the sensitivity of the current fair value of mortgage servicing rights cash flows to the immediate 10 percent and 20 percent adverse change in those assumptions are as follows:

Prepayment assumption (annual rate) (PSA)	321.81%
Impact on fair value of 10% adverse change	(4,617,000)
Impact on fair value of 20% adverse change	(10,185,000)
MSR Cash-Flow Discount Rate	9.91%
Impact on fair value of 10% adverse change	(1,785,000)
Impact on fair value of 20% adverse change	(4,910,000)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based upon a 10% and 20% variations in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of the variation in a particular assumption on the fair value of the mortgage servicing right is calculated without changing any other assumption.  In reality, changes in one factor may result in changes in another which may magnify or counteract the sensitivities.

6.              OTHER SECURED BORROWINGS

Other secured borrowings consisted of the following at August 31, 2005:

2005
A committed working capital line of credit for $82.5 million between the Company and Colonial Bank. The agreement expires on May 30, 2006. The agreement provides for an interest rate, based on 1 month LIBOR plus a margin of up to 2.6% and is secured by the servicing rights for FNMA, FHLMC and REMIC securitizations.	$59,260,935

A committed warehouse line of credit for $150.0 million between the Company and JP Morgan Chase, that allows for a sublimit for mortgage servicing rights. The agreement expires February 28, 2006 and is expected to be renewed prior to its expiration. The agreement provides for interest rate based on LIBOR plus 2.0%	6,200,000

Citigroup Global Realty Inc., working capital line of credit secured by the Retained interests in securitizations through OpteMac 2005-4. The facility expires on October 31, 2006. The agreement provides for interest rate based on LIBOR plus 3.00%	50,000,000

$115,460,935

7.              RELATED PARTY TRANSACTIONS

The Company had existing subordinated promissory agreements with certain members for borrowings in the amount of $7,500,000 at August 31, 2005. The notes bear an annual interest rate of 12%. These promissory agreements had an original maturity on November 30, 2005 but were paid off with the merger transaction on November 3, 2005, see Note 8.

During 2005, the Company entered into loan agreements with certain members of the company for borrowings in the amount of $ 10,833,000. These loans bear interest at an annual interest rate of 12% and are payable upon demand. Interest paid and accrued to members for the nine months ended 2005 and 2004 was $ 3,380,303 and $ 2,482,892 respectively. The notes were paid off with the merger transaction on November 3, 2005, see Note 8.

8.              FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made as of a specific point in time based on estimates using present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience, and other factors.

Changes in assumptions could significantly affect these estimates and the resulting fair values. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the Company’s fair values should not be compared to those of other companies. All forward delivery commitments and option contracts to buy securities are to be contractually settled within six months of the balance sheet date.

Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value of certain assets and liabilities either equal or approximate carrying value due to their short-term nature, terms of repayment, floating interest rate associated with the asset or liability or accounting principles applied. Such assets or liabilities include cash, retained interests, other trading securities, accounts payable and other liabilities, warehouse lines of credit and drafts payable.

The following describes the methods and assumptions used by the Company in estimating fair values of other financial instruments:

Mortgage Loans Held for Sale—Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current investor or dealer commitments to purchase loans.

Mortgage Servicing Rights—the estimated fair value of MSRs is determined by obtaining a market valuation from a specialist who brokers MSRs. To determine the market valuation, the third party uses a valuation model which incorporates assumptions relating to the estimate of the cost of servicing per loan, a discount rate, a float value, an inflation rate, ancillary income per loan, prepayment speeds, and default rates that market participants use for similar servicing rights.

Interest Rate Lock Commitments—the fair value of interest rate lock commitments is estimated using the fees and rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

Commitments to Deliver Mortgages—the fair value of these instruments is estimated using current market prices for dealer or investor commitments relative to the Company’s existing positions. These instruments contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. In the event a counterparty to a delivery commitment was unable to fulfill its obligation, the Company would not incur any material loss by replacing the position at market rates in effect at August 31, 2005 and 2004. The Company minimizes its risk exposure by limiting the counterparties to those major banks, investment bankers, and private investors who meet established credit and capital guidelines. Management does not expect any counterparty to default on its obligations and, therefore, does not expect to incur any loss due to counterparty default.

The following tables set forth information about financial instruments and other selected assets, except for those noted above for which the carrying value approximates fair value.

	Notional	Carrying	Estimated
	Ammounts	Amount	Fair Value

August 31, 2005
Assets:
Mortgage loans held for sale	$573,705,797	$573,705,797	$588,391,882
Mortgage servicing rights	104,160,556	104,160,556	104,160,556

Commitments and contingencies:
Mortgage loans held for sale related positions:
Interest Rate Lock Commitments	357,008,362	1,409,523	1,409,523
Forward delivery commitments	147,646,213	(1,006,766)	(1,006,766)

9.              COMMITMENTS AND CONTINGENCIES

The Company is required to maintain certain specified levels of minimum net worth to maintain its approved status with Fannie Mae, HUD, and other investors. At August 31, 2005 and 2004, the highest minimum net worth requirement applicable to the Company was $1,617,271 and $1,885,838, respectively.

10.       SUBSEQUENT EVENTS

On September 29, 2005, Bimini Mortgage Management, Inc. (“Bimini”), a real estate investment trust (REIT), entered into a Stock Purchase Agreement (the “Agreement”) to acquire the Company.  This acquisition was consummated on November 3, 2005.  Under the terms of the agreement, Bimini issued 3,717,242 shares of Class A Common Stock and 1,800,000 Class A Redeemable Preferred Shares to the stockholders of the Company.  The new class of preferred shares are convertible into Class A Common Stock of Bimini if Bimini’s shareholders approve the conversion at a future shareholder meeting.  In addition, Bimini has lent approximately $68 million to the Company to repay existing debt.  Bimini has also agreed to pay the Company stockholders a contingent cash earn-out of up to $17.5 million over the next five years, based on achievement by the Company of certain specific financial objectives. The Company will operate as a taxable REIT subsidiary of Bimini.  The three most senior executives of the Company have entered into long-term employment contracts with Bimini.

On November 3, 2005, the Company converted from an S-Corporation to a C-Corporation; accordingly, the Company will recognize the impact of its change in tax status in all subsequent financial statements.  The Company expects this transaction to be tax free.  Accordingly, the Company has estimated that a $30,000,000 federal deferred tax liability will be incurred as a result of GAAP and tax basis differences at the transaction date.